Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES ANNUAL EARNINGS OF $1.53 PER DILUTED SHARE; DECLARES CASH DIVIDEND

NORWICH, NY (January 25, 2010) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the three months ended December 31, 2009 of $0.40 per share, as compared with $0.45 per share for the three months ended December 31, 2008.  Annualized return on average assets and return on average equity were 1.00% and 10.92%, respectively, for the three months ended December 31, 2009, compared with 1.11% and 13.88%, respectively, for the three months ended December 31, 2008.  Net interest margin was 4.15% for the three months ended December 31, 2009, up 9 basis points (“bp”) from 4.06% for the three months ended December 31, 2008.  Net income for the three months ended December 31, 2009 was $13.8 million, down $1.1 million, or 7.4%, from $14.9 million for the fourth quarter last year.

Net income per diluted share for the year ended December 31, 2009 was $1.53 per share, as compared with $1.80 per share for the year ended December 31, 2008.  Return on average assets and return on average equity were 0.96% and 10.90%, respectively, for the year ended December 31, 2009, compared with 1.11% and 14.16%, respectively, for the year ended December 31, 2008.  Net interest margin was 4.04% for the year ended December 31, 2009, up 9 bp from 3.95% for the year ended December 31, 2008.  Net income for the year ended December 31, 2009 was $52.0 million, down $6.3 million, or 10.9%, from the year ended December 31, 2008.

For the three months ended December 31, 2009, FDIC expenses increased $0.5 million over the three months ended December 31, 2008.  For the year ended December 31, 2009, FDIC expenses increased $6.6 million over the year ended December 31, 2008, including the special assessment of approximately $2.5 million.  The FDIC premium increases had a $0.01 effect on diluted earnings per share for the three months ended December 31, 2009 and the FDIC premium increases and special assessment had a $0.14 effect on diluted earnings per share for the year ended December 31, 2009.  For the three months ended December 31, 2009, pension expenses increased $0.6 million over the three months ended December 31, 2008.  For the year ended December 31, 2009, pension expenses increased $2.8 million over the year ended December 31, 2008.  The pension expense increases had a $0.02 and $0.06 effect on diluted earnings per share for the three months ended December 31, 2009 and for the year ended December 31, 2009, respectively.

NBT President and CEO Martin Dietrich said: “Many banks have struggled this past year.  I am pleased that NBT achieved strong 2009 results in what remained a very challenging economic environment. Our earnings were at a level similar to our record year in 2008, except for increased FDIC and pension expenses. We achieved these results by continuing to focus on the fundamentals, including a strong balance sheet, an active lending program and strategic investments. Our successful capital raise in the second quarter, expansion into Vermont and the full-year impact of our acquisition of the Mang Insurance Agency are all examples of the ways we are continuing to invest in our future and position our company to benefit when the economy begins to recover.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at December 31, 2009 were $41.3 million or 1.13% of total loans and leases compared with $39.2 million or 1.08% at September 30, 2009 and $26.5 million or 0.73% at December 31, 2008.  The increase in nonperforming loans at December 31, 2009 as compared with December 31, 2008 was primarily the result of specific commercial and agricultural credits.

The allowance for loan and lease losses totaled $66.6 million at December 31, 2009, $64.7 million at September 30, 2009 and $58.6 million at December 31, 2008.  The increase from December 31, 2008 was due to an increase in specific reserves on specific nonaccrual loans in addition to increased reserve levels on certain loan types warranted by trends in economic factors during the year. As loans and leases are flat year over year, the allowance for loan losses as a percentage of loans and leases increased to 1.83% at December 31, 2009 from 1.60% at December 31, 2008  Past due loans as a percentage of total loans has improved to 0.89% at December 31, 2009, as compared with 1.00% at September 30, 2009 and 0.91% at December 31, 2008 which reflects the Company’s continued commitment to diligent collection efforts.

The Company recorded a provision for loan and lease losses of $8.6 million during the fourth quarter of 2009 compared with $7.7 million during the fourth quarter of 2008.  The increase in the provision for loan and lease losses for the three months ended December 31, 2009 as compared with the three months ended December 31, 2008 was due primarily to an increase in net charge-offs which totaled $6.7 million for the three month period ending December 31, 2009, up from $5.0 million for the three months ending December 31, 2008 due to continued effects of the economic recession.  Net charge-offs to average loans and leases for the three months ended December 31, 2009 were 0.75%, compared with 0.79% for the three months ended September 30, 2009, and 0.55% for the three months ended December 31, 2008.

The Company recorded a provision for loan and lease losses of $33.4 million for the year ended December 31, 2009 compared with $27.2 million for the year ended December 31, 2008.  The increase in the provision for loan and lease losses for the year ended December 31, 2009 was due primarily to an increase in net charge-offs which totaled $25.4 million for the year ended December 31, 2009, up from $22.8 million for the year ended December 31, 2008.  Net charge-offs to average loans and leases for the year ended December 31, 2009 were 0.70%, compared with 0.64% for the year ended December 31, 2008.

Net Interest Income

Net interest income was up 5.5% to $51.6 million for the three months ended December 31, 2009 compared with $48.9 million for the three months ended December 31, 2008. The Company’s fully taxable equivalent (FTE) net interest margin was 4.15% for the three months ended December 31, 2009, as compared with 4.06% for the three months ended December 31, 2008.  The Company experienced a 2.6% growth in average earning assets for the three months ending December 31, 2009 as compared with the three months ending December 31, 2008, due primarily to increases in average short-term interest bearing accounts and average securities held to maturity.  As a result of our excess liquidity, our Federal Funds sold position had a negative impact of 11 bp on our net interest margin for the three months ended December 31, 2009.

Although the yield on interest earning assets decreased 59 basis points, the yield on interest bearing liabilities declined 77 basis points, which contributed to the increase in the net interest margin for the three months ended December 31, 2009 compared to the same period for 2008.  The yield on time deposits was 2.23% for the three months ended December 31, 2009, as compared with 3.27% for the three months ended December 31, 2008.  The yield on money market deposit accounts was 0.88% for the three months ended December 31, 2009, as compared with 1.61% for the three months ended December 31, 2008.  The yield on short term borrowings declined 49 basis points for the three months ended December 31, 2009 as compared to the three months ended December 31, 2008 as a result of the 175 basis point drop in the Fed Funds Target Rate during the fourth quarter of 2008.

Net interest income was up 5.6% to $196.5 million for the year ended December 31, 2009 compared with $186.0 million for the year ended December 31, 2008. The Company’s fully taxable equivalent (FTE) net interest margin was 4.04% for the year ended December 31, 2009, as compared with 3.95% for the year ended December 31, 2008.  In addition, the Company experienced a 2.8% growth in average earning assets for the year ended December 31, 2009 as compared with the year ended December 31, 2008, due primarily to increases in average loans and leases and short term interest bearing accounts.  As a result of our excess liquidity, our Federal Funds sold position had a negative impact of 8 bp on our net interest margin for the year ended December 31, 2009.

Although the yield on interest earning assets decreased 59 basis points, the yield on interest bearing liabilities declined 79 basis points, which contributed to the increase in the net interest margin for the year ended December 31, 2009 compared to the year ended December 31, 2008.  The yield on time deposits was 2.64% for the year ended December 31, 2009, as compared with 3.68% for the year ended December 31, 2008.  The yield on money market deposit accounts was 1.20% for the year ended December 31, 2009, as compared with 1.85% for the year ended December 31, 2008.    The yield on short term borrowings declined 178 basis points for the year ended December 31, 2009 as compared to the year ended December 31, 2008 as a result of the 400 bp drop in the Fed Funds Target Rate during 2008.

Noninterest Income

Noninterest income for the three months ended December 31, 2009 was $19.8 million, down $0.4 million or 1.9% from $20.2 million for the same period in 2008.  The decrease in noninterest income was due primarily to a decrease in bank owned life insurance income of approximately $1.6 million for the three months ended December 31, 2009 as compared to the three months ended December 31, 2008 due primarily to a death benefit realized during the fourth quarter of 2008 from a life insurance policy.  In addition, service charges on deposit accounts decreased approximately $0.5 million for the three month period ending December 31, 2009 as compared to the same period in 2008.  These decreases were partially offset by an increase in retirement plan administration fees of approximately $1.3 million for the three month period ended December 31, 2009 as compared with the three month period ended December 31, 2008 as a result of organic growth from new business.  In addition, trust income increased approximately $0.2 million for the three months ended December 31, 2009 as compared to the same period in 2008 as a result of an increase in fair value of trust assets under administration.

Noninterest income for the year ended December 31, 2009 was $80.1 million, up $8.4 million or 11.7% from $71.7 million for the same period in 2008.  The increase in noninterest income was due primarily to an increase in insurance and broker/dealer revenue, which increased approximately $9.0 million for the year ended December 31, 2009 as compared with the year ended December 31, 2008.  This increase was due primarily to revenue generated by Mang Insurance Agency, LLC, which was acquired on September 1, 2008.  In addition, retirement plan administration fees increased approximately $2.8 million for the year ended December 31, 2009 as compared with the year ended December 31, 2008 as a result of organic growth from new business.  These increases were partially offset by a decrease in bank owned life insurance income of approximately $1.8 million for the year ended December 31, 2009 as compared to the year ended December 31, 2008.  This decrease was primarily due to the aforementioned death benefit realized during the fourth quarter of 2008 from a life insurance policy.  In addition, net securities gains decreased by approximately $1.4 million for the year ended December 31, 2009 as compared with the year ended December 31, 2008

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended December 31, 2009 was $45.3 million, up from $40.3 million for the same period in 2008.  Salaries and employee benefits increased $2.3 million, or 11.1%, for the three months ended December 31, 2009 compared with the same period in 2008.  This increase was due primarily to increases in full-time-equivalent employees during 2009, largely due to the aforementioned acquisition and de novo branch activity.  In addition, the Company experienced increases of approximately $0.6 million and $0.4 million in pension and medical expenses, respectively, for the three months ended December 31, 2009 as compared with the same period in 2008.  FDIC expenses increased approximately $0.5 million to $1.3 million for the three months ended December 31, 2009, compared to $0.8 million for the same period in 2008 due to an increase in recurring FDIC premiums, which increased to $1.3 million for the three months ended December 31, 2009 as compared with $0.8 million for the same period last year.    For the three month period ended December 31, 2009, other operating expenses totaled $6.5 million, up $1.8 million or 38.6%, from $4.7 million for the three months ended December 31, 2008.  This increase resulted from a prepayment penalty incurred to payoff long-term debt during the fourth quarter of 2009 and a termination fee associated with the early termination of a vendor contract in the fourth quarter of 2009.  Income tax expense for the three month period ended December 31, 2009 was $3.7 million, down from $6.2 million for the same period in 2008.  The decrease in income tax expense is primarily the result of the decrease in pre-tax income.

Noninterest expense for the year ended December 31, 2009 was $170.6 million, up from $146.8 million for the same period in 2008.  Salaries and employee benefits increased $14.4 million, or 20.2%, for the year ended December 31, 2009 compared with the same period in 2008.  This increase was due primarily to increases in full-time-equivalent employees during 2009, largely due to the aforementioned acquisition and de novo branch activity.  In addition, the Company experienced increases of approximately $2.8 million and $1.3 million in pension and medical expenses, respectively, for the year ended December 31, 2009 as compared with the same period in 2008.  FDIC expenses increased approximately $6.6 million for the year ended December 31, 2009, compared with the year ended December 31, 2008.  This increase was due to the special assessment imposed by the FDIC totaling approximately $2.5 million during the second quarter of 2009, in addition to increased recurring FDIC premiums.  Amortization of intangible assets was $3.2 million for the year ended December 31, 2009, up $1.1 million from $2.1 million for same period in 2008 due to the aforementioned acquisition.  Occupancy expenses were up approximately $1.1 million for the year ended December 31, 2009 as compared with the year ended December 31, 2008.  This increase was due primarily to the aforementioned acquisition and de novo branch activity during the period.  Income tax expense for the year ended December 31, 2009 was $20.6 million, down from $25.4 million for the same period in 2008.  The decrease in income tax expense is primarily the result of the decrease in pre-tax income.

Balance Sheet

Total assets were $5.5 billion at December 31, 2009, up $127.9 million or 2.4% from $5.3 billion at December 31, 2008.  Loans and leases were $3.6 billion at December 31, 2009, down $6.5 million from December 31, 2008.  The Company experienced a shift from residential real estate mortgages, which decreased by approximately $99.8 million, or 13.8%, from December 31, 2008 to December 31, 2009, to consumer loans, which increased by approximately $61.8 million, or 7.8%, from December 31, 2008 to December 31, 2009.  Total deposits were $4.1 billion at December 31, 2009, up $169.8 million or 4.3% from December 31, 2008.  The increase from December 31, 2008 was due in large part to a $384.2 million, or 20.4%, increase in NOW, savings and money market accounts, and an increase in demand deposit accounts of $104.5 million.  These increases were partially offset by a $318.9 million decrease in time deposits.  Stockholders’ equity was $505.1 million, representing a total equity-to-total assets ratio of 9.24% at December 31, 2009, compared with $431.8 million or a total equity-to-total assets ratio of 8.09% at December 31, 2008.  The increase in stockholders’ equity was due in large part to the Company completing a public offering of 1,576,230 shares of its common stock on April 1, 2009 and raising approximately $33.5 million in net proceeds.

Stock Repurchase Program

On October 26, 2009, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, effective January 1, 2010, as market conditions warrant in open market and privately negotiated transactions.  The plan expires on December 31, 2011.  On December 31, 2009, the repurchase program previously authorized on January 28, 2008 to repurchase up to 1,000,000 shares expired.  The Company made no purchases of its common stock securities during the year ended December 31, 2009.

Dividend Declared

The NBT Board of Directors declared a 2010 first-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on March 15, 2010, to shareholders of record as of March 1, 2010.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.5 billion at December 31, 2009. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 123 locations, including 84 NBT Bank offices in upstate New York, 38 Pennstar Bank offices in northeastern Pennsylvania and one office in Burlington, Vermont.  EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2009	2008	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended December 31,
Net Income	$13,801	$14,897	$(1,096)		-7%
Diluted Earnings Per Share	$0.40	$0.45	$(0.05)		-11%
Weighted Average Diluted
Common Shares Outstanding	34,348,189	32,758,405	1,589,784		5%
Return on Average Assets (1)	1.00%	1.11%	-11	bp	-10%
Return on Average Equity (1)	10.92%	13.88%	-296	bp	-21%
Net Interest Margin (2)	4.15%	4.06%	9	bp	2%

Year Ended December 31,
Net Income	$52,011	$58,353	$(6,342)		-11%
Diluted Earnings Per Share	$1.53	$1.80	$(0.27)		-15%
Weighted Average Diluted
Common Shares Outstanding	33,902,517	32,427,193	1,475,324		5%
Return on Average Assets	0.96%	1.11%	-15	bp	-14%
Return on Average Equity	10.90%	14.16%	-326	bp	-23%
Net Interest Margin (2)	4.04%	3.95%	9	bp	2%

Asset Quality	December 31,	December 31,
	2009	2008
Nonaccrual Loans	$38,746	$24,191
90 Days Past Due and Still Accruing	$2,526	$2,305
Total Nonperforming Loans	$41,272	$26,496
Other Real Estate Owned	$2,358	$665
Total Nonperforming Assets	$43,630	$27,161
Past Due Loans	$32,349	$33,098
Potential Problem Loans	$79,072	$95,423
Allowance for Loan and Lease Losses	$66,550	$58,564
Year-to-Date (YTD) Net Charge-Offs	$25,406	$22,800
Allowance for Loan and Lease Losses to Total Loans and Leases	1.83%	1.60%
Total Nonperforming Loans to Total Loans and Leases	1.13%	0.73%
Total Nonperforming Assets to Total Assets	0.80%	0.51%
Past Due Loans to Total Loans and Leases	0.89%	0.91%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	161.25%	221.03%
Net Charge-Offs to YTD Average Loans and Leases	0.70%	0.64%

Capital
Equity to Assets	9.24%	8.09%
Book Value Per Share	$14.69	$13.24
Tangible Book Value Per Share	$10.75	$9.01
Tier 1 Leverage Ratio	8.35%	7.17%
Tier 1 Capital Ratio	11.34%	9.75%
Total Risk-Based Capital Ratio	12.59%	11.00%

Quarterly Common Stock Price	2009		2008		2007
Quarter End	High	Low	High	Low	High	Low
March 31	$28.37	$15.42	$23.65	$17.95	$25.81	$21.73
June 30	$25.22	$20.49	25.00	20.33	23.45	21.80
September 30	$24.16	$20.57	36.47	19.05	23.80	17.10
December 31	$23.59	$19.43	30.83	21.71	25.00	20.58

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	December 31,	December 31,	Net	Percent
	2009	2008	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,645,398	$3,651,911	$(6,513)	0%
Earning Assets	$5,009,251	$4,933,099	$76,152	2%
Total Assets	$5,464,026	$5,336,088	$127,938	2%
Deposits	$4,093,046	$3,923,258	$169,788	4%
Stockholders’ Equity	$505,123	$431,845	$73,278	17%

	2009	2008
Average Balances	(dollars in thousands, except per share data)
Three Months Ended December 31,
Loans and Leases	$3,628,244	$3,634,346	$(6,102)	0%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,124,877	$1,117,469	$7,408	1%
Securities Held To Maturity	$165,108	$140,141	$24,967	18%
Trading Securities	$2,312	$1,855	$457	25%
Regulatory Equity Investment	$37,091	$39,751	$(2,660)	-7%
Short-Term Interest Bearing Accounts	$122,104	$17,151	$104,953	612%
Total Earning Assets	$5,077,424	$4,948,858	$128,566	3%
Total Assets	$5,499,273	$5,349,609	$149,664	3%
Interest Bearing Deposits	$3,352,879	$3,267,893	$84,986	3%
Non-Interest Bearing Deposits	$748,451	$695,696	$52,755	8%
Short-Term Borrowings	$159,050	$181,032	$(21,982)	-12%
Long-Term Borrowings	$654,592	$708,867	$(54,275)	-8%
Total Interest Bearing Liabilities	$4,166,521	$4,157,792	$8,729	0%
Stockholders’ Equity	$501,225	$426,918	$74,307	17%

Average Balances
Year Ended December 31,
Loans and Leases	$3,641,852	$3,567,299	$74,553	2%
Securities Available For Sale
(excluding unrealized gains or losses)	$1,095,609	$1,113,810	$(18,201)	-2%
Securities Held To Maturity	$151,078	$149,775	$1,303	1%
Trading Securities	$1,929	$2,254	$(325)	-14%
Regulatory Equity Investment	$37,878	$39,735	$(1,857)	-5%
Short-Term Interest Bearing Accounts	$88,012	$9,190	$78,822	858%
Total Earning Assets	$5,014,429	$4,879,809	$134,620	3%
Total Assets	$5,429,009	$5,264,655	$164,354	3%
Interest Bearing Deposits	$3,340,735	$3,239,029	$101,706	3%
Non-Interest Bearing Deposits	$718,580	$682,656	$35,924	5%
Short-Term Borrowings	$140,066	$223,830	$(83,764)	-37%
Long-Term Borrowings	$676,461	$638,882	$37,579	6%
Total Interest Bearing Liabilities	$4,157,262	$4,101,741	$55,521	1%
Stockholders’ Equity	$477,299	$412,102	$65,197	16%

NBT Bancorp Inc. and Subsidiaries	December 31,	December 31,
Consolidated Balance Sheets (unaudited)	2009	2008
(in thousands)

ASSETS
Cash and due from banks	$107,980	$107,409
Short term interest bearing accounts	79,181	2,987
Securities available for sale, at fair value	1,116,758	1,119,665
Securities held to maturity (fair value of $161,851 and $141,308at December 31, 2009 and December 31, 2008, respectively)	159,946	140,209
Trading securities	2,410	1,407
Federal Reserve and Federal Home Loan Bank stock	35,979	39,045
Loans and leases	3,645,398	3,651,911
Less allowance for loan and lease losses	66,550	58,564
Net loans and leases	3,578,848	3,593,347
Premises and equipment, net	66,221	65,241
Goodwill	114,938	114,838
Intangible assets, net	20,590	23,367
Bank owned life insurance	74,322	72,276
Other assets	106,853	56,297
TOTAL ASSETS	$5,464,026	$5,336,088

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$789,989	$685,495
Savings, NOW, and money market	2,269,779	1,885,551
Time	1,033,278	1,352,212
Total deposits	4,093,046	3,923,258
Short-term borrowings	155,977	206,492
Long-term debt	554,698	632,209
Trust preferred debentures	75,422	75,422
Other liabilities	79,760	66,862
Total liabilities	4,958,903	4,904,243

Total stockholders' equity	505,123	431,845

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,464,026	$5,336,088

	Three months ended		Year ended
NBT Bancorp Inc. and Subsidiaries	December 31,		December 31,
Consolidated Statements of Income (unaudited)	2009	2008	2009	2008
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$55,361	$58,164	$220,324	$232,155
Securities available for sale	10,810	13,434	45,972	54,048
Securities held to maturity	1,212	1,253	4,894	5,588
Other	621	436	2,203	2,623
Total interest, fee and dividend income	68,004	73,287	273,393	294,414
Interest expense:
Deposits	9,532	16,371	48,496	76,132
Short-term borrowings	139	382	552	4,847
Long-term debt	5,673	6,401	23,629	22,642
Trust preferred debentures	1,036	1,200	4,247	4,747
Total interest expense	16,380	24,354	76,924	108,368
Net interest income	51,624	48,933	196,469	186,046
Provision for loan and lease losses	8,641	7,721	33,392	27,181
Net interest income after provision for loan and lease losses	42,983	41,212	163,077	158,865
Noninterest income:
Trust	1,881	1,685	6,719	7,278
Service charges on deposit accounts	6,808	7,266	27,165	28,143
ATM and debit card fees	2,346	2,176	9,339	8,832
Insurance and broker/dealer revenue	3,799	3,915	17,725	8,726
Net securities (losses)/gains	(2)	(8)	144	1,535
Bank owned life insurance income	910	2,484	3,135	4,923
Retirement plan administration fees	2,739	1,468	9,086	6,308
Other	1,365	1,244	6,818	5,961
Total noninterest income	19,846	20,230	80,131	71,706
Noninterest expense:
Salaries and employee benefits	22,919	20,633	85,565	71,159
Office supplies and postage	1,472	1,354	5,857	5,346
Occupancy	3,608	3,385	14,864	13,781
Equipment	2,115	1,944	8,139	7,539
Professional fees and outside services	2,688	2,651	10,508	10,476
Data processing and communications	3,314	3,254	13,238	12,694
Amortization of intangible assets	781	874	3,246	2,105
Loan collection and other real estate owned	589	692	2,766	2,494
Impairment on lease residual assets	-	-	-	2,000
FDIC expenses	1,312	827	8,408	1,813
Other operating	6,492	4,684	17,975	17,406
Total noninterest expense	45,290	40,298	170,566	146,813
Income before income taxes	17,539	21,144	72,642	83,758
Income taxes	3,738	6,247	20,631	25,405
Net income	$13,801	$14,897	$52,011	$58,353
Earnings Per Share:
Basic	$0.40	$0.46	$1.54	$1.81
Diluted	$0.40	$0.45	$1.53	$1.80

NBT Bancorp Inc. and Subsidiaries	4Q	3Q	2Q	1Q	4Q
Quarterly Consolidated Statements of Income (unaudited)	2009	2009	2009	2009	2008
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$55,361	$54,666	$54,886	$55,411	$58,164
Securities available for sale	10,810	11,116	11,671	12,375	13,434
Securities held to maturity	1,212	1,239	1,209	1,234	1,253
Other	621	615	606	361	436
Total interest, fee and dividend income	68,004	67,636	68,372	69,381	73,287
Interest expense:
Deposits	9,532	12,002	13,123	13,839	16,371
Short-term borrowings	139	142	124	147	382
Long-term debt	5,673	5,761	5,998	6,197	6,401
Trust preferred debentures	1,036	1,049	1,076	1,086	1,200
Total interest expense	16,380	18,954	20,321	21,269	24,354
Net interest income	51,624	48,682	48,051	48,112	48,933
Provision for loan and lease losses	8,641	9,101	9,199	6,451	7,721
Net interest income after provision for loan and lease losses	42,983	39,581	38,852	41,661	41,212
Noninterest income:
Trust	1,881	1,668	1,761	1,409	1,685
Service charges on deposit accounts	6,808	7,110	6,950	6,297	7,266
ATM and debit card fees	2,346	2,443	2,368	2,182	2,176
Insurance and broker/dealer revenue	3,799	4,368	4,220	5,338	3,915
Net securities (losses)/gains	(2)	129	17	-	(8)
Bank owned life insurance income	910	683	670	872	2,484
Retirement plan administration fees	2,739	2,412	2,194	1,741	1,468
Other	1,365	2,037	1,665	1,751	1,244
Total noninterest income	19,846	20,850	19,845	19,590	20,230
Noninterest expense:
Salaries and employee benefits	22,919	21,272	19,947	21,427	20,633
Office supplies and postage	1,472	1,426	1,429	1,530	1,354
Occupancy	3,608	3,481	3,610	4,165	3,385
Equipment	2,115	1,997	2,005	2,022	1,944
Professional fees and outside services	2,688	2,691	2,407	2,722	2,651
Data processing and communications	3,314	3,305	3,324	3,295	3,254
Amortization of intangible assets	781	827	825	813	874
Loan collection and other real estate owned	589	755	674	748	692
FDIC expenses	1,312	1,535	4,032	1,529	827
Other operating	6,492	3,743	3,686	4,054	4,684
Total noninterest expense	45,290	41,032	41,939	42,305	40,298
Income before income taxes	17,539	19,399	16,758	18,946	21,144
Income taxes	3,738	5,821	5,198	5,874	6,247
Net income	$13,801	$13,578	$11,560	$13,072	$14,897
Earnings per share:
Basic	$0.40	$0.40	$0.34	$0.40	$0.46
Diluted	$0.40	$0.40	$0.34	$0.40	$0.45

Three months ended December 31,
		2009			2008
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$122,104	$87	0.28%	$17,151	$41	0.95%
Securities available for sale (1)(excluding unrealized gains or losses)	1,124,877	11,552	4.07%	1,117,469	14,152	5.04%
Securities held to maturity (1)	165,108	1,832	4.40%	140,141	1,886	5.35%
Investment in FRB and FHLB Banks	37,091	533	5.70%	39,751	395	3.95%
Loans and leases (2)	3,628,244	55,551	6.07%	3,634,346	58,381	6.39%
Total interest earning assets	$5,077,424	$69,555	5.43%	$4,948,858	$74,855	6.02%
Trading securities	2,312			1,855
Other assets	419,537			398,896
Total assets	$5,499,273			$5,349,609

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,067,763	$2,359	0.88%	$904,052	$3,649	1.61%
NOW deposit accounts	688,376	831	0.48%	546,418	1,191	0.87%
Savings deposits	505,131	195	0.15%	462,319	382	0.33%
Time deposits	1,091,609	6,147	2.23%	1,355,103	11,149	3.27%
Total interest bearing deposits	$3,352,879	$9,532	1.13%	$3,267,893	$16,371	1.99%
Short-term borrowings	159,050	139	0.35%	181,032	382	0.84%
Trust preferred debentures	75,422	1,036	5.45%	75,422	1,200	6.33%
Long-term debt	579,170	5,673	3.89%	633,445	6,401	4.02%
Total interest bearing liabilities	$4,166,521	$16,380	1.56%	$4,157,792	$24,354	2.33%
Demand deposits	748,451			695,696
Other liabilities	83,076			69,203
Stockholders' equity	501,225			426,918
Total liabilities and stockholders' equity	$5,499,273			$5,349,609
Net interest income (FTE)		53,175			50,501
Interest rate spread			3.87%			3.69%
Net interest margin			4.15%			4.06%
Taxable equivalent adjustment		1,551			1,568
Net interest income		$51,624			$48,933

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Year ended December 31,
		2009			2008
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$88,012	$238	0.27%	$9,190	$186	2.03%
Securities available for sale (1)(excluding unrealized gains or losses)	1,095,609	48,951	4.47%	1,113,810	56,841	5.10%
Securities held to maturity (1)	151,078	7,385	4.89%	149,775	8,430	5.63%
Investment in FRB and FHLB Banks	37,878	1,966	5.19%	39,735	2,437	6.13%
Loans and leases (2)	3,641,852	221,128	6.07%	3,567,299	233,016	6.53%
Total interest earning assets	$5,014,429	$279,668	5.58%	$4,879,809	$300,910	6.17%
Trading securities	1,929			2,254
Other assets	412,651			382,592
Total assets	$5,429,009			$5,264,655

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,013,514	$12,165	1.20%	$778,477	$14,373	1.85%
NOW deposit accounts	600,943	3,159	0.53%	485,014	4,133	0.85%
Savings deposits	499,079	826	0.17%	467,572	2,161	0.46%
Time deposits	1,227,199	32,346	2.64%	1,507,966	55,465	3.68%
Total interest bearing deposits	$3,340,735	$48,496	1.45%	$3,239,029	$76,132	2.35%
Short-term borrowings	140,066	552	0.39%	223,830	4,847	2.17%
Trust preferred debentures	75,422	4,247	5.63%	75,422	4,747	6.29%
Long-term debt	601,039	23,629	3.93%	563,460	22,642	4.02%
Total interest bearing liabilities	$4,157,262	$76,924	1.85%	$4,101,741	$108,368	2.64%
Demand deposits	718,580			682,656
Other liabilities	75,868			68,156
Stockholders' equity	477,299			412,102
Total liabilities and stockholders' equity	$5,429,009			$5,264,655
Net interest income (FTE)		202,744			192,542
Interest rate spread			3.73%			3.53%
Net interest margin			4.04%			3.95%
Taxable equivalent adjustment		6,275			6,496
Net interest income		$196,469			$186,046

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and leases (Unaudited)

	At December 31,
(In thousands)	2009	2008
Residential real estate mortgages	$622,898	$722,723
Commercial	581,870	572,059
Commercial real estate	718,235	669,720
Real estate construction and development	76,721	67,859
Agricultural and agricultural real estate mortgages	122,466	113,566
Consumer	856,956	795,123
Home equity	603,585	627,603
Lease financing	62,667	83,258
Total loans and leases	$3,645,398	$3,651,911